Exhibit 99.1
JELD-WEN Holding, Inc. announces acquisition of Milliken Millwork, Inc.

Charlotte, N.C. - JELD-WEN Holding, Inc. (NYSE:JELD) today announced the acquisition of Milliken Millwork, Inc. (“MMI Door”), a leading provider of doors and related value-added services in the Midwest region of the United States. Founded in 1953, MMI Door excels in supporting distributors, dealers, and home centers with a broad product range of interior, exterior, and patio doors and strong capabilities in complete door systems and customized products.
“MMI Door is an innovator and leader in providing comprehensive door systems and value-added services. The acquisition of MMI Door aligns perfectly with our strategy and supports our commitment to being the best door solutions provider in the market,” said Mark Beck, president and chief executive officer. “MMI Door’s capabilities in customizable configurations, specialized component offerings, and multiple finishing options complement our North America door business and allow us to improve service offerings and lead times to our channel partners. We welcome the entire MMI Door team to the JELD-WEN family.”
JELD-WEN has a long and valued history as a supplier of door products to MMI Door. MMI Door was privately held by third-generation family members of the founder. Terms of the acquisition were not disclosed.
Based on MMI Door’s results for the twelve months ended July 31, 2017, the acquisition adds incremental net revenues to JELD-WEN of approximately $90 million. JELD-WEN expects the acquisition to be immediately accretive to adjusted EBITDA margins, neutral to adjusted EPS in 2017, and accretive to adjusted EPS in 2018. MMI Door is JELD-WEN’s eighth acquisition in the last two years, and the third in North America during that period.
About JELD-WEN
JELD-WEN (NYSE listed), founded in 1960, is one of the world’s largest door and window manufacturers, operating 120 manufacturing facilities in 19 countries located primarily in North America, Europe and Australia. Headquartered in Charlotte, North Carolina, JELD-WEN designs, produces and distributes an extensive range of interior and exterior doors, wood, vinyl and aluminum windows and related products for use in the new construction and repair and remodeling of residential homes and non-residential buildings. JELD-WEN is a recognized leader in manufacturing energy-efficient products and has been an ENERGY STAR® Partner since 1998. Our products are marketed globally under the JELD-WEN® brand, along with several market-leading regional brands such as Swedoor® and DANA® in Europe and Corinthian®, Stegbar®, and Trend® in Australia. For more information visit www.jeld-wen.com.
Forward-Looking Statements
Certain of the statements in this press release constitute “forward-looking statements” within the meaning of the U. S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by our use of words such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “might”, “plan”, “potential”, “predict”, “seek”, or “should”, or the negative thereof or other variations thereon or comparable terminology.
Forward-looking statements regarding market potential, future financial performance, and our expectations, beliefs, plans, assumptions, or other future events are made based on management’s current expectations, assumptions, estimates, projections, and beliefs concerning future developments and their potential effects upon JELD-WEN and its subsidiaries. Although we believe that these statements are based on reasonable expectations and estimates, they are not a guarantee of future performance and involve known and unknown risks and uncertainties, many of which are beyond our control, that could cause actual outcomes and results to differ, possibly materially, from those indicated in such statements, including those discussed in our Annual Report on Form 10-K for the year ended December 31, 2016 and Quarterly Report on Form 10-Q for the quarter ended April 1, 2017, filed with the U.S. Securities and Exchange Commission. You should not place undue reliance on forward-looking statements included in this release, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statement, except as required by law.